Exhibit 3.01.24

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1306886

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

TWENTY FIRST CENTURY CRISIS COMMUNICATIONS, LLC

and, that said business records show the filing and recording of:

Document(s):

Document No(s):

RESTATMENT/ARTICLES OF ORGANIZATION LLC

201024400655

United States of America

State of Ohio Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 31st day of August, A.D. 2010.

Ohio Secretary of State

[1.7] [Articles of TFC Crisis Communications.pdf] [Page 1 of 3]

Prescribed by:

The Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following Addresses	
○ Expedite	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
● Non Expedite	PO Box 1329 Columbus, OH 43216

Domestic Limited Liability Company Certificate of Amendment or Restatement

Filing Fee $50.00

RECEIVED
SECRETARY OF STATE
2010 AUG 31 AM 10:45
CLIENT SERVICE CENTER

(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company	(2) Domestic Limited Liability Company
☐ Amendment (129-LAM)	☒ Restatement (142-LRA)
______ Date of Formation	March 7, 2002 Date of Formation

The undersigned authorized representative of:

Twenty First Century Crisis Communications, LLC
Name of limited liability company

1306886
Registration number

If box (1) Amendment is checked, only complete sections that apply. If box (2) Restatement is checked, all sections below must be completed.

The name of said limited liability company shall be:

Twenty First Century Crisis Communications, LLC
Name must include one of the following words or abbreviations: "limited liability company," "limited," "LLC," "L.L.C.," "ltd." or "ltd"

This limited liability company shall exist for a period of: N/A
Period of Existence

Purpose

N/A

☐ **Check here if additional provisions are attached**

543A Page 1 of 2 Last Revised: 6/23/2008

[1.7] [Articles of TFC Crisis Communications.pdf] [Page 2 of 3]

REQUIRED

Must be (signed) by a

member, manager or

other representative.

Twenty-First Century Communications, Inc.

By:

James L. Kennedy, President and Chief

Executive Officer

8/24/2010

Date

Print Name

Signature

Print Name

Signature

Print Name

Date

Date

543A Page 2 of 2

Last Revised: 6/23/2008

[1.7] [Articles of TFC Crisis Communications.pdf] [Page 3 of 3]

ARTICLES OF ORGANIZATION

OF

TWENTY FIRST CENTURY CRISIS COMMUNICATIONS, LLC

ARTICLE 1. The name of this Limited Liability Company (the “Company”) is TWENTY FIRST CENTURY CRISIS COMMUNICATIONS, LLC.

ARTICLE 2. The period of duration of the Company shall be thirty (30) years from the date of filing these Articles of Organization with the Ohio Secretary of State.

ARTICLE 3. The purpose for which the Company is organized is to engage in any lawful activity for which limited liability companies may be formed under Section 1705.01 et seq. of the Ohio Revised Code.

ARTICLE 4. The address of the Company’s place of business and the location to which interested parties may direct requests for copies of any Operating Agreement or Bylaws is 760 Northlawn Drive, Suite 200, Columbus, Ohio 43214.

ARTICLE 5. The Sole Member of the Company shall have the right to admit additional Members upon such terms and conditions as set forth in the Operating Agreement.

ARTICLE 6. Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of any Member of the Company, the remaining Members of the Company shall have the right to continue its business upon the terms and conditions set forth in the Operating Agreement.

ARTICLE 7. The Company shall be managed by one or more Managers who shall be subject to management limitations set forth in the Company’s Operating Agreement, and the Managers shall have the responsibilities accorded to them by the Company’s Operating Agreement.

Dated this 7th day of March, 2002.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Organization as of the day and year first above written.

SOLE MEMBER:

TWENTY FIRST CENTURY COMMUNICATIONS, INC.

By:
Its:	Secretary